UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
June 13, 2007

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Pinelawn Road
Melville, NY 11747

(Address of principal executive offices)
(631) 962-2000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On June 13, 2007, the stockholders of OSI Pharmaceuticals, Inc., or OSI, approved an amendment to the OSI Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan, or the Plan, to increase the number of equity awards issuable under the Plan by 7,000,000 shares, to a total of 13,800,000 shares. The Plan permits the issuance of options, restricted stock, stock bonuses and stock appreciation rights upon such terms and conditions as the Compensation Committee appointed by the Board of Directors determines. Persons eligible as participants under the Plan include directors, officers and employees of OSI or its subsidiaries. A copy of the Plan, as amended, is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. As a result of the approval of the amended Plan by OSI’s stockholders, the Stock Incentive Plan for New Hires, or the New Hire Plan, adopted by OSI’s Board of Directors on June 14, 2006, has terminated. No awards have ever been made under the New Hire Plan.
     As described in OSI’s Proxy Statement dated May 4, 2007, each non-employee director of OSI receives initial and annual option grants and restricted stock awards upon his or her election or re-election to the Board of Directors. The restricted stock awards were previously in the form of shares of restricted stock or restricted stock units, or RSUs, which represent the right of a director to receive one share of OSI common stock upon vesting. On June 13, 2007, the Compensation Committee of the Board of Directors approved the ability of the non-employee directors to elect to take their grants in the form of deferred stock units, or DSUs, in lieu of restricted stock or RSUs. Each DSU represents the right of a director to receive one share of OSI common stock upon the earlier of the director’s termination from service on the Board of Directors or on a date no earlier than two years from the date of grant, as designated by the director. Like restricted stock and RSUs, awards of DSUs vest ratably on an annual basis over four years from the date of grant. OSI intends to file the form of DSU agreement used for its non-employee directors as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.
ITEM 8.01. Other Events
     On June 13, 2007, OSI announced the election at the Annual Meeting of Stockholders of Kenneth B. Lee, Jr. to OSI’s Board of Directors, in addition to the re-election of Robert A. Ingram, Colin Goddard, Ph.D., Santo J. Costa, Daryl K. Granner, M.D., Joseph Klein, III, Viren Mehta, David W. Niemiec, Herbert Pinedo, M.D., Ph.D., Katharine B. Stevenson, and John P. White. OSI also announced that in accordance with the OSI’s Board of Directors retirement age policy, G. Morgan Browne and Walter M. Lovenberg, Ph.D. did not stand for re-election. A copy of the OSI’s press release, dated June 13, 2007, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On June 19, 2007, OSI announced that it has initiated Phase I clinical trials for OSI-906, an orally active, potent and selective inhibitor of the insulin-like growth factor-1 receptor (IGF-1R) inhibitor. A copy of the OSI’s press release, dated June 19, 2007, is attached hereto as

Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Stock Incentive Plan.
99.1	Press release, dated June 13, 2007.
99.2	Press release, dated June 19, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2007	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.		Description
10.1	Amended and Restated Stock Incentive Plan.
99.1	Press release, dated June 13, 2007.
99.2	Press release, dated June 19, 2007.